As filed with the Securities and Exchange Commission on October 19, 1999
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             _____________________

                               VERTICALNET, INC.
              (Exact name of issuer as specified in its charter)

            Pennsylvania                                   23-2815834
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation of organization)                       Identification No.)

                          700 Dresher Road, Suite 100
                          Horsham, Pennsylvania 19004
                   (Address of principal executive offices)

                VerticalNet, Inc. 1999 Equity Compensation Plan
               Isadra, Inc. 1997, Stock Option Plan, as amended
                           (Full title of the plans)

                                 Mark L. Walsh
                     President and Chief Executive Officer
                               VerticalNet, Inc.
                          700 Dresher Road, Suite 100
                          Horsham, Pennsylvania 19004
                    (Name and address of agent for service)

                                (215) 328-6100
         (Telephone number, including area code, of agent for service)

                             _____________________
                                   Copy to:
                            JAMES W. McKENZIE, JR.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA 19103
                                (215) 963-4852

                                     CALCULATION OF REGISTRATION FEE
===================================================================================================================
Title of securities         Number of        Proposed maximum     Proposed maximum
       to be              shares to be        offering price          aggregate             Amount of
    registered           registered (1)          per share        offering price (3)    registration fee (4)
-------------------------------------------------------------------------------------------------------------------
Common Stock,              640,763(2)              (3)              $  29,383,359           $  8,169
par value $.01 per share
===================================================================================================================

(1) This registration statement covers shares of Common Stock of VerticalNet, Inc. which may be offered or sold pursuant to the VerticalNet, Inc. 1999 Equity Compensation Plan (the "1999 VerticalNet Plan") and the Isadra, Inc. 1997 Stock Option Plan, as amended (as amended, the "Isadra Plan"). Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Represents shares of Common Stock of VerticalNet, Inc. which may be offered or sold pursuant to the 1999 VerticalNet Plan and the Isadra Plan.

(3) With respect to awards that have previously been issued under the 1999 VerticalNet Plan and the Isadra Plan, the actual offering price has been used to compute the maximum offering price pursuant to Rule 457(h)(1). For the remaining shares of Common Stock of VerticalNet, Inc. issuable under the 1999 VerticalNet Plan, the maximum offering price is estimated solely for the purposes of calculating the registration fee using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock of VerticalNet, Inc. on October 15, 1999, which average was $48.78 per share.

(4) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, as filed by VerticalNet, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 31, 1999.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, filed with the SEC on, respectively, May 14, 1999 and August 3, 1999; the Company's Current Reports on Form 8-K filed with the SEC on June 29, 1999, August 12, 1999, August 20, 1999, September 9, 1999, September 10, 1999 and September 22, 1999.

     (c) The description of the Common Stock of the Company contained in a registration statement filed on Form 8-A under the Securities and Exchange Act (the "Exchange Act") filed on January 19, 1999, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") provide the Company the power to indemnify any officer or director who was or is a party or is threatened to be made a party to any action or proceeding by reason of the fact that he is or was an officer or director of the Company, against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding, whether the action was instituted by a third party or arose by or in the right of the Company, if such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 1743 of the PBCL provides that to the extent that an officer or director of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742, or in defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such officer or director in connection therewith.

     The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify any officer or director who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was an officer or director of the Company, to the fullest extent permitted under the PBCL.

     The Amended and Restated Bylaws of the Company provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Bylaws of the Company authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors of the Company so determines, purchasing and maintaining insurance.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

     Exhibit
     Number                   Exhibit
     ------                   -------

      5.1      Opinion of Morgan, Lewis & Bockius LLP.
     23.1      Consent of KPMG LLP.
     23.2      Consent of Arthur Andersen LLP.
     23.3      Consent of Morgan, Lewis & Bockius LLP (included within Exhibit
               5.1).

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania on October 19, 1999.

                                        VERTICALNET, INC.



                                        By: /s/ Gene S. Godick
                                            -----------------------------------
                                            Gene S. Godick,
                                            Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                           Title                        Date
           ---------                           -----                        ----

/s/ Mark L. Walsh
-----------------------------      President, Chief Executive         October 19, 1999
Mark L. Walsh                      Officer (principal executive
                                   officer), and Director
/s/ Michael J. Hagan
-----------------------------      Executive Vice President and       October 19, 1999
Michael J. Hagan                   Director

/s/ Gene S. Godick
-----------------------------      Chief Financial Officer            October 19, 1999
Gene S. Godick                     (principal financial officer
                                   and accounting officer)
/s/ Douglas A. Alexander
-----------------------------      Chairman of the Board and          October 19, 1999
Douglas A. Alexander               Director

           Signature                           Title                        Date
           ---------                           -----                        ----

/s/ Jeffrey C. Ballowe
-----------------------------
Jeffrey C. Ballowe                 Director                           October 19, 1999

/s/ Walter W. Buckley, III
-----------------------------
Walter W. Buckley, III             Director                           October 19, 1999

                               VERTICALNET, INC.

                               INDEX TO EXHIBITS

Exhibit Number      Document
--------------      --------

     5.1            Opinion of Morgan, Lewis & Bockius LLP.

    23.1            Consent of KPMG LLP.

    23.2            Consent of Arthur Andersen LLP.

    23.3            Consent of Morgan, Lewis & Bockius LLP (included with
                    Exhibit 5.1)